Exhibit 5.1

MOURANT OZANNES

22 Grenville Street St Helier Jersey JE4 8PX Channel Islands T +44 1534 676 000 F +44 1534 676 333 mourantozannes.com

The Directors

WNS (Holdings) Limited

Queensway House

Hilgrove Street

St Helier

Jersey JE1 1ES

Channel Islands

15 February 2012

Our ref:	2024764/SALIN/MdFJ/3843126/7

Dear Sirs

WNS (Holdings) Limited (the Company)

Registration of Shares under the US Securities Act of 1933, as amended (the Securities Act)

We acted as the Company’s Jersey legal advisers in connection with its registration statement on Form F-3 filed on 12 October 2011, and as amended and re-issued on 22 November 2011 under the Securities Act (the Registration Statement). The Registration Statement relates to the offer and sale from time to time, in one or more offerings, of the Company’s ordinary shares of 10 pence each (directly or in the form of American Depositary Shares) by the Company and certain selling shareholders identified in the Registration Statement.

We have acted as Jersey legal advisers in connection with the offering and sale (the Offering) of 12,247,500 ordinary shares of par value 10 pence per share (the Shares) (directly or indirectly in the form of American Depositary Shares) (including the 1,597,500 shares to be sold by the Selling Shareholders (as defined below) pursuant to the exercise of the over-allotment option by the underwriters) of the Company and the entry into by the Company of the Underwriting Agreement (as defined below). Of the 12,247,500 Shares, 5,400,000 ordinary shares (the Primary Shares) are being offered by the Company and 6,847,500 ordinary shares (including the 1,597,500 ordinary shares to be sold by the Selling Shareholders (as defined below) pursuant to the exercise of the over-allotment option by the underwriters) (the Selling Shareholder Shares) are being offered by the selling shareholders named in the Prospectus Supplement (as defined below) (the Selling Shareholders).

The Company has asked us to provide this opinion in connection with the Offering.

1.	Documents examined

(a)	For the purposes of this opinion, we have examined and relied upon the following documents:

(i)	the Registration Statement;

(ii)	the preliminary prospectus supplement, dated 1 February 2012 (the Preliminary Prospectus Supplement);

Mourant Ozannes is a Jersey partnership

Partners: D J Birtwistle, M Chambers, G R P Corbin, E C Devenport, S J V Felton, S M Gould, J Harvey-Hills, T J Herbert, R A Hickling, J E Hill, M Jowitt, B H Lacey,

W Lambert, B J Lincoln, J H Rainer, J A Richomme, G A Rigby, J D Rigby, B C Robins, J F Ruane, J P Speck, M Stone, A J R Syvret, M Temple, J C Walker.

Consultants: A R Binnington, I C James.

15 February 2012

(iii)	the final prospectus supplement, dated 9 February 2012 (the Final Prospectus Supplement and together with the Preliminary Prospectus Supplement, the Prospectus Supplement);

(iv)	the Company’s certificates of incorporation and memorandum and articles of association as in force from time to time;

(v)	a consent to issue shares dated 17 October 2011 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958 (the COBO Consent);

(vi)	resolutions of the directors of the Company passed on 29 June 2006 whereby the directors resolved, inter alia, to ratify and confirm the issue of all shares (including the Selling Shareholder Shares) in the Company in issue at the date of the meeting;

(vii)	written resolutions of the directors of the Company passed on 23 January 2012;

(viii)	resolutions of a pricing committee of the directors of the Company passed on 1 February 2012;

(ix)	resolutions of a pricing committee of the directors of the Company passed on 9 February 2012 (together with the resolutions described in (vi), (vii) and (viii) above, being the Director Resolutions); and

(x)	a certified copy of the Company’s register of members as at 28 July 2006 and as at the date hereof.

(b)	For the purposes of this opinion, we have, with the Company’s consent, relied upon certificates and other assurances of directors or other senior personnel of the Company as to matters of fact, without having independently verified such factual matters.

(c)	In this opinion, non-assessable means, in relation to a Share, that the purchase price for which the Company agreed to issue that Share has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Share in respect of the purchase price of that Share.

2.	Assumptions

For the purposes of giving this opinion we have assumed that:

(a)	the Company’s memorandum and articles of association examined and relied upon are in full force and effect and have not been amended or superseded and the Company is not party to any shareholders agreement supplementing the articles of association;

(b)	the COBO Consent and the Director Resolutions have not been amended, revoked or superseded and are in full force and effect;

(c)	all copy documents examined by us are authentic, accurate, complete and conform to original documents;

(d)	the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

15 February 2012

(e)	all certificates of directors or other senior personnel of the Company given to us and all factual representations in the Registration Statement, the Preliminary Prospectus Supplement, the Final Prospectus Supplement and other documents reviewed by us for the purposes of giving this opinion are accurate and complete in every respect and that (where relevant) such certificates or representations would be accurate if they had been given or made as of the date hereof;

(f)	the Selling Shareholder Shares were issued on arm’s length commercial terms and upon the issue thereof the Company received the full purchase price (not being less, per share, than the par value of the shares) for the Selling Shareholder Shares from the subscribers therefor;

(g)	the Selling Shareholder Shares were not issued, or (where applicable) were not transferred, to the Selling Shareholders in contravention of the Company’s articles of association or any agreement which imposes restrictions or conditions on or relating to the issue or transfer of shares in the Company;

(h)	the Primary Shares were not issued, or (where applicable) transferred in contravention of any agreement which imposes restrictions or conditions on or relating to the issue or transfer of shares in the Company;

(i)	the Company took no action (directly or indirectly) to financially assist any shareholder in its acquisition of any Selling Shareholder Shares;

(j)	in approving the Company’s allotment and issue of the Shares, the directors of the Company acted in the best interests of, and for a proper purpose of, the Company;

(k)	the Company was not insolvent or unable to pay its debts as they fell due when any of the Selling Shareholder Shares were issued and that the Company will not be insolvent or unable to pay its debts as they fall due at any time when the Primary Shares are offered for sale or issued under the Registration Statement;

(l)	words and phases used in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement have the same meaning and effect as they would if the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement were governed by Jersey law; and

(m)	there is no provision of any law (other than Jersey law) that would affect anything in this opinion.

3.	Opinion

As a matter of Jersey law, and based on, and subject to, paragraph 1 (Documents Examined), paragraph 2 (Assumptions) and paragraph 4 (Qualifications), we are of the opinion that:

(a)	the Selling Shareholder Shares have been duly authorised and are validly issued, fully paid and non-assessable; and

(b)	the Primary Shares have been duly authorised and once

15 February 2012

(i)	the Company has received in full the purchase price payable for the Primary Shares; and

(ii)	the relevant purchaser, or Deutsche Bank Trust Company Americas (as the Company’s depositary bank) or its nominee has been entered in the Company’s register of members as the holder of the Primary Shares in accordance with the Company’s articles of association, the Primary Shares will be validly issued, fully paid and non-assessable.

4.	Qualifications

Our opinion is subject to any matter of fact not disclosed to us and to the following qualifications:

(a)	under Jersey law and the Company’s articles of association, the issue of shares may be avoided under the provisions of insolvency law, or where any criminal or illegal activity is involved, or where the subscriber or allottee does not have the requisite legal capacity or authority, or where the subscriber or allottee is subject to restrictions or constraints; and

(b)	the rights and obligations of the Company or any shareholder under, or in respect of, the Shares will be subject to any law from time to time in force relating to bankruptcy, insolvency, liquidation, reorganisation or administration or any other law or legal procedure affecting generally the enforcement of creditors’ rights.

5.	Jersey law

This opinion is limited to matters of, and is interpreted in accordance with, Jersey law as at the date of this opinion. We express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention, or any changes in law which may occur, after the date of this opinion.

6.	Consent

(a)	This opinion is addressed to the Company in connection with the registration of the Shares under the Securities Act.

(b)	We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement by submitting it to the US Securities and Exchange Commission as an exhibit to a report on Form 6-K that will be incorporated by reference into the Registration Statement and to the reference to us being made in the paragraph of the Prospectus Supplement headed Legal Matters. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes

Mourant Ozannes